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Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        I, Christopher R. Gardner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quaretly Report of Vitesse Semiconductor Corporation on Form 10-Q for the three months ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Vitesse Semiconductor Corporation.

December 30, 2008
	By:	/s/ CHRISTOPHER R. GARDNER Christopher R. Gardner Chief Executive Officer

        I, Richard C. Yonker, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Vitesse Semiconductor Corporation on Form 10-Q for the three months ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Vitesse Semiconductor Corporation.

December 30, 2008
	By:	/s/ RICHARD C. YONKER Richard C. Yonker Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to Vitesse Semiconductor Corporation and will be retained by Vitesse Semiconductor Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1